                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                               JOHN HANCOCK TRUST
                (Name of Registrant as Specified In Its Charter)

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                               JOHN HANCOCK TRUST
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

                                  June 17, 2010

Dear Variable Annuity and Variable Life Contract Owners:

     Enclosed is the Information Statement of John Hancock Trust ("JHT") regarding a new subadvisory agreement with Invesco Advisers, Inc. ("Invesco") for the JHT Value Trust (the "fund"). Invesco succeeded the fund's prior subadviser, Morgan Stanley Investment Management Inc., doing business as Van Kampen ("MSIM/Van Kampen"), effective June 1, 2010.

     Although you are not a shareholder of JHT, your purchase payments and the earnings on such payments under your variable annuity or variable life insurance contracts issued by John Hancock Life Insurance Company (U.S.A.) ("John Hancock USA") or John Hancock Life Insurance Company of New York ("John Hancock NY") are invested in subaccounts of separate accounts established by these insurance companies, and each subaccount invests in shares of a JHT fund.

     The Board of Trustees of JHT approved the new subadvisory agreement with Invesco in anticipation of the acquisition by its parent entity, Invesco Ltd., of substantially all of the retail asset management business of Morgan Stanley, including portions of its MSIM/Van Kampen asset management business. As a result of this transaction, the MSIM/Van Kampen asset management business has been combined with that of Invesco. The closing of the transaction, which took place on June 1, 2010, caused the prior subadvisory agreement with MSIM/Van Kampen to terminate. The new subadvisory agreement with Invesco is not expected to result in any reduction in the level or quality of subadvisory services provided to, or any increase in the advisory or subadvisory fee rates for, the fund. In addition, the MSIM/Van Kampen portfolio managers for the fund are expected to continue to manage the fund as employees of Invesco following the transaction.

     PLEASE NOTE THAT JHT IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL OF, AND IS NOT REQUESTING THAT YOU GIVE VOTING INSTRUCTIONS WITH RESPECT TO, THE NEW SUBADVISORY AGREEMENT. The enclosed Information Statement provides information about the new agreement and Invesco.

     If you have any questions regarding the Information Statement, please call the appropriate toll-free number below:

          --For John Hancock USA variable annuity contracts: (800) 344-1029
          --For John Hancock USA variable life contracts:    (800) 827-4546
          --For John Hancock NY variable annuity contracts:  (800) 551-2078
          --For John Hancock NY variable life contracts:     (888) 267-7784

                                        Sincerely,


                                        /s/ THOMAS M. KINZLER
                                        Thomas M. Kinzler
                                        Secretary
                                        John Hancock Trust

                               JOHN HANCOCK TRUST
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

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                              INFORMATION STATEMENT

                            NEW SUBADVISORY AGREEMENT
                               FOR THE VALUE TRUST

                                   ----------

                                  INTRODUCTION

     This Information Statement provides notice of and information regarding a new subadvisory agreement for the Value Trust, one of the separate series or funds of John Hancock Trust ("JHT"). It is first being mailed to shareholders of the Value Trust on or about June 17, 2010.

     JHT. JHT is a Massachusetts business trust that is a no-load open-end investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). JHT currently offers more than 100 separate funds, including the Value Trust (sometimes referred to herein as the "fund"). JHT does not sell its shares directly to the public but generally only to insurance companies and their separate accounts as the underlying investment media for variable annuity and variable life insurance contracts ("variable contracts"), certain entities affiliated with the insurance companies and other funds of JHT that operate as funds of funds.

     INVESTMENT MANAGEMENT. John Hancock Investment Management Services, LLC (the "Adviser") serves as investment adviser to JHT and the fund. Pursuant to an investment advisory agreement with JHT, the Adviser is responsible for, among other things, administering the business and affairs of JHT and selecting, contracting with, compensating and monitoring the performance of the investment subadvisers that manage the investment of the assets of the JHT funds pursuant to subadvisory agreements with the Adviser. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

     THE DISTRIBUTOR. John Hancock Distributors, LLC ("JH Distributors") serves as JHT's distributor.

     The offices of the Adviser and JH Distributors are located at 601 Congress Street, Boston, Massachusetts 02210. Their ultimate parent entity is Manulife Financial Corporation ("MFC"), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as "Manulife Financial" in Canada and Asia and primarily as "John Hancock" in the United States.

     Pursuant to an order received from the Securities and Exchange Commission ("SEC"), the Adviser is permitted to appoint a new subadviser for a fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval, provided that the subadviser is not an affiliate of the Adviser. Because the new subadvisory arrangements described in this Information Statement do not involve a subadviser that is affiliated with the Adviser for purposes of the SEC order, JHT IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL, AND IS NOT REQUESTING THAT SHAREHOLDERS VOTE OR SEND A PROXY, WITH RESPECT TO THIS SUBADVISER CHANGE.

     ANNUAL AND SEMI-ANNUAL REPORTS. JHT will furnish, without charge, a copy of its most recent annual report and semi-annual report to any shareholder or variable contract owner upon request. To obtain a report, please call JHT at 1-800-344-1029.

                            NEW SUBADVISORY AGREEMENT
                               FOR THE VALUE TRUST

     At its meeting held on March 17-19, 2010, the Board of Trustees of JHT (the "Board" or "Trustees"), including all the Trustees who are not "interested persons" (as defined in the 1940 Act) of JHT or the Adviser (the "Independent Trustees"), approved a new subadvisory agreement appointing Invesco Advisers, Inc. ("Invesco") as the new subadviser for the Value Trust, replacing its former subadviser, Morgan Stanley Asset Management Inc., doing business as Van Kampen ("MSIM/Van Kampen") The new subadvisory agreement with Invesco became effective, and the prior subadvisory agreement with MSIM/Van Kampen terminated, on June 1, 2010.

     The new subadvisory agreement with Invesco is not expected to result in any reduction in the level or quality of subadvisory services provided to, or any increase in the advisory or subadvisory fee rates for, the fund. In addition, following the "Transaction" described below, the former MSIM/Van Kampen portfolio managers for the fund are expected to continue to manage the fund as employees of Invesco.

     The new subadvisory agreement with Invesco is dated June 1, 2010. The prior subadvisory agreement with MSIM/Van Kampen (and its predecessor entity), dated December 31, 1996 and most recently amended as of October 17, 2005, was most recently approved by the Board (including a majority of the Independent Trustees) at its May 28-29, 2009 meeting in connection with its annual review and continuance of such agreements.

                                 THE TRANSACTION

     Effective June 1, 2010, Invesco Ltd., an independent global investment management company and the parent entity of Invesco, acquired substantially all of the retail asset management business of Morgan Stanley, including portions of its MSIM/Van Kampen asset management business (the "Transaction"). As a result of the Transaction, the MSIM/Van Kampen asset management business has been combined with that of Invesco. The closing of the Transaction resulted in the assignment and, pursuant to provisions of the 1940 Act, termination of the prior subadvisory agreement for the fund with MSIM/Van Kampen. In anticipation of this termination, and taking into account the Adviser's recommendation that a subadvisory agreement for the fund with Invesco would provide continuity of investment management and would be in the best interest of the fund's shareholders (including variable contract owners), the Board approved the new subadvisory agreement with Invesco.

     The expenses of the preparation and mailing of this Information Statement are being paid by Invesco and Morgan Stanley.

                                     INVESCO

     Invesco is a Delaware corporation and a wholly owned subsidiary of Invesco Ltd. Invesco, as successor in interest to multiple investment advisers, has acted as an investment adviser since 1976 and serves as the investment adviser for the Invesco Funds (formerly known as the AIM Family of Funds). The principal offices of Invesco and Invesco Ltd. are located at Two Peachtree Pointe, 1555 Peachtree Street, N.E., Atlanta, Georgia 30309. As of December 30, 2009, Invesco Ltd. and its subsidiaries had assets under management of approximately $423 billon.

     Invesco has served as the subadviser to the JHT Small Company Growth Trust and the John Hancock Funds II ("JHF II") Small Company Growth Fund since 2005 and the JHT Small Cap Opportunities Trust and the JHF II Small Cap Opportunities Fund since 2008. Effective June 1, 2010, it also became the subadviser to the JHF II Value Fund.

                            NEW SUBADVISORY AGREEMENT

     Under the new subadvisory agreement with Invesco, as under the prior subadvisory agreement with MSIM/Van Kampen, the subadviser manages the day-to-day investment and reinvestment of the assets of the fund, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the fund consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser.

     The terms of the prior and new subadvisory agreements are substantially similar and are the same with respect to subadviser compensation. The terms of the agreements, including certain differences, are described below under "Description of Prior and New Subadvisory Agreements."

     Subadviser Compensation. As compensation for their services under the new and prior subadvisory agreements, Invesco is paid, and MSIM/Van Kampen was paid, a subadvisory fee. SUBADVISORY FEES ARE PAID BY THE ADVISER, NOT BY THE FUND.

     Under both agreements, the fee is determined by applying the daily equivalent of an annual fee rate to the net assets of the fund. This annual rate is calculated each day by applying the annual percentage rates (including breakpoints) in the table below to the applicable portions of Aggregate Net Assets and dividing the sum so determined by Aggregate Net Assets. "Aggregate Net Assets" include the net assets of the fund and of the JHF II Value Fund, but only for the period during which the subadviser to the fund also serves as the subadviser to the JHF II fund.

     The following table sets forth the schedule of the annual percentage rates of the subadvisory fee for the fund under the new and prior subadvisory agreements. As indicated, the rates are the same under both agreements.

             SUBADVISORY FEES - NEW AND PRIOR SUBADVISORY AGREEMENTS
                     (Rates Applied to Aggregate Net Assets)

First $200 million   Next $300 million   Excess Over $500 million
------------------   -----------------   ------------------------
      0.300%               0.275%                 0.200%

     For the fiscal year ended December 31, 2009, the Adviser paid MSIM/Van Kampen a subadvisory fee of approximately $568,747 with respect to the Value Trust. If the new agreement with Invesco had been in effect for that period, the subadvisory fee would have been the same.

                BOARD CONSIDERATION OF NEW SUBADVISORY AGREEMENT

     The Board, including the Independent Trustees, is responsible for approving the Adviser's selection of fund subadvisers and approving the funds' subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates JHT's subadvisory arrangements, including consideration of the factors listed below. The Board may also consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for JHT and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board with respect to each fund are:

     1. the nature, extent and quality of the services to be provided by the subadviser to the fund;

     2.   the investment performance of the fund and its subadviser;

     3. the extent to which economies of scale would be realized as a fund grows and whether fee levels reflect these economies of scale for the benefit of fund shareholders;

     4. the costs of the services to be provided and the profits to be realized by the subadviser from its relationship with JHT; and

     5.   comparative services rendered and comparative subadvisory fee rates.

     With respect to its evaluation of subadvisory agreements with entities that are not affiliated with the Adviser, the Board believes that, in view of JHT's "manager-of-managers" advisory structure, the costs of the services to be provided and the profits to be realized by those subadvisers that are not affiliated with the Adviser from their relationship with JHT, generally, are not a material factor in the Board's consideration of these subadvisory agreements because such fees are paid to subadvisers by the Adviser and not by the funds and because the Board relies on the ability of the Adviser to negotiate such subadvisory fees at arm's-length.

     In evaluating subadvisory arrangements, the Board also considers other material business relationships that unaffiliated subadvisers and their affiliates have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of JHT, offered by the Adviser and other affiliates of the Adviser ("Material Relationships").

     In making its determination and with reference to the factors that it considers, the Board reviews:

     1. information relating to the subadviser's business, including current subadvisory services to JHT (and other funds in the John Hancock family of funds);

     2. the performance of the fund and the performance of other JHT and JHF II funds managed by the subadviser;

     3.   the subadvisory fee for the fund, including any breakpoints; and

     4. information relating to the nature and scope of Material Relationships and their significance to the Adviser and the subadviser.

     At the March 17-19, 2010 meeting, the Board also considered information presented by the Adviser and Invesco regarding the Transaction as well as the Adviser's recommendation that the new subadvisory agreement with Invesco would provide continuity of investment management and would be in the best interests of the fund's shareholders (including variable contract owners). Particular considerations of the Board in approving the new subadvisory agreement for the Value Trust included the following:

1. Invesco has demonstrated skills as a manager, is currently the subadviser to the JHT Small Company Growth Trust and Small Cap Opportunities Trust and the JHF II Small Company Growth Fund and Small Cap Opportunities Fund and may be expected to provide a high quality of investment management services and personnel to the Value Trust.

2. The portfolio managers for the Value Trust prior to the Transaction are expected to continue to manage the fund as employees of Invesco following the Transaction.

3. The subadvisory fee rates with respect to the Value Trust under the new subadvisory agreement are: (i) the product of arm's-length negotiation between the Adviser and Invesco; (ii) within industry norms; and (iii) the same as the subadvisory fee rates under the prior subadvisory agreement. In addition, the subadvisory fee is paid by the Adviser and not by the Value Trust.

                      ADDITIONAL INFORMATION ABOUT INVESCO

     MANAGEMENT. The names and principal occupations of the principal executive officers and directors of Invesco are shown below. The business address of each such person is Two Peachtree Pointe, 1555 Peachtree Street, N.E., Atlanta, Georgia 30309.

NAME                    PRINCIPAL OCCUPATION
----                    --------------------
G. Mark Armour          Director, Co-President & Co-Chief Executive Officer

Philip A. Taylor        Director, Co-President & Co-Chief Executive Officer

Loren Michael Starr     Director & Chief Financial Officer

Kevin M. Carome         Director & Secretary

Todd L. Spillane        Chief Compliance Officer and Senior Vice President

David A. Hartley        Treasurer and Chief Accounting Officer

Kevin M. Cronin         Senior Vice President

NAME                    PRINCIPAL OCCUPATION
----                    --------------------
Karen D. Kelley         Senior Vice President

Kirk F. Holland         Senior Vice President

Leslie A. Schmidt       Senior Vice President

Andrew R. Schlossberg   Senior Vice President

Gary K. Wendler         Senior Vice President

John M. Zerr            Senior Vice President

David A. Ridley         Senior Vice President

David C. Warren         Senior Vice President

Jeffrey H. Kupor        Senior Vice President

     OTHER INVESTMENT COMPANIES ADVISED OR SUBADVISED BY INVESCO. Invesco, as of the closing of the Transaction, acts as adviser or subadviser to the following registered investment companies or series thereof having similar investment objectives and policies to those of the Value Trust. The table below also states the approximate size of each such fund as of December 31, 2009 and the current advisory or subadvisory fee rates for each fund as a percentage of average daily net assets.

                                        NET ASSETS                   ADVISORY OR
FUND                                  AS OF 12/31/09             SUBADVISORY FEE RATE
----                                  --------------   ---------------------------------------
JHF II - Value Fund (1) (2)           $129 million     0.300% of the first $200 million;
                                                       0.275% of the next $300 million; and
                                                       0.200% of the excess over $500 million.

Invesco Mid-Cap Value Fund (3)        $112 million     0.720% of the first $1 billion; and
                                                       0.650% of the excess over $1 billion.

Invesco U.S. Mid-Cap Value Fund (3)   $138 million     0.720% of the first $1 billion; and
                                                       0.650% of the excess over $1 billion.

Invesco Van Kampen American Value     $583 million     0.720% of the first $1 billion; and
Fund (3)                                               0.650% of the excess over $1 billion.

Invesco Van Kampen V. I. Mid Cap      $288 million     0.720% of the first $1 billion; and
Value Fund (3)                                         0.650% of the excess over $1 billion.

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(1) Invesco commenced managing the fund effective as of the closing date of the Transaction on June 1, 2010.

(2) The subadvisory fee is determined on the basis of the Aggregate Net Assets of the JHT Value Trust and the JHF II Value Fund.

(3) The net asset figures shown in the table for these funds reflect the net assets of each fund's predecessor fund which merged into a corresponding shell fund on the Invesco Fund platform effective June 1, 2010.

               DESCRIPTION OF PRIOR AND NEW SUBADVISORY AGREEMENTS

     The terms of the prior and new subadvisory agreements are substantially similar and are described below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the "subadvisory agreement" and Invesco and MSIM/Van Kampen are collectively referred to as the "subadviser."

     DUTIES OF THE SUBADVISER. Subject to the supervision of the Board and the Adviser, the subadviser manages the investment and reinvestment of the assets of the fund, and formulates a continuous investment program for the fund consistent with its investment objective and policies as described in the then current registration statement of JHT. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser. At its expense, the subadviser furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties. The subadviser also furnishes administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the conduct of the investment affairs of the fund. In addition the subadviser maintains all accounts, books and records required to be maintained by an investment adviser to a registered investment company under the 1940 Act and the Advisers Act.

     BROKERAGE TRANSACTIONS. The subadviser selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions if applicable. The subadviser may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services provided, viewed in terms of either the particular transaction or the subadviser's overall responsibilities with respect to accounts managed by the subadviser. The subadviser may use for the benefit of its other clients or make available to its affiliates any of the research and brokerage services described above.

     TERM. The subadvisory agreement initially continues in effect for a period of no more than two years from the later of the date of its execution or its approval by the Board and thereafter only if such continuance is specifically approved at least annually either: (a) by the Trustees, or (b) by the vote of a "majority of the outstanding voting securities" of the fund (as defined by the 1940 Act). In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees.

     Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to the fund if a majority of the outstanding voting securities of the fund votes to approve such continuance even if such continuance may not have been approved by a majority of the outstanding voting securities of: (a) any other fund affected by the agreement, or (b) all of the funds of JHT.

     If the outstanding voting securities of the fund fail to approve any continuance of the subadvisory agreement, the subadviser will continue to act as subadviser with respect to the fund pending the required approval of the continuance of the agreement or a new agreement with either the subadviser or a different subadviser, or other definitive action.

     TERMINATION. The subadvisory agreement provides that it may be terminated at any time without the payment of any penalty on 60 days' written notice to the other party or parties to the agreement and, as applicable, to JHT. The following parties or others may terminate the agreement:

-    the Board of Trustees of JHT;

-    the holders of a majority of the outstanding voting securities of the fund;

-    the Adviser; and

-    the subadviser.

The subadvisory agreement will automatically terminate in the event of its assignment.

     AMENDMENTS. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the Trustees and by the vote of a majority of the Independent

Trustees. Any required shareholder approval of any amendment will be effective with respect to the fund if a majority of the outstanding voting securities of the fund votes to approve the amendment, even if the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other fund affected by the amendment or (b) all of the funds of JHT.

     As described above, pursuant to an SEC order and with respect to subadvisers that are not affiliates of JHT or the Adviser, the Adviser is permitted to appoint a new subadviser for a fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval. JHT is therefore able to engage non-affiliated subadvisers from time to time without the expense and delays associated with holding a meeting of shareholders.

     LIABILITY OF SUBADVISER. Neither the subadviser nor any of its directors (or partners as the case may be), officers or employees will be liable to the Adviser or JHT for any error of judgment or mistake of law or for any loss suffered by the Adviser or JHT resulting from its acts or omissions as subadviser to the fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadviser or any of its directors.

     In the prior agreement with MSIM/Van Kampen, but not the new agreement with Invesco, this limitation of liability extends as well to affiliates and controlling persons of the subadviser.

     CONSULTATION WITH SUBADVISERS TO THE FUNDS. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadviser from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisers to the fund, (b) subadvisers to other funds and (c) subadvisers to funds under common control with the fund.

     CONFIDENTIALITY OF JHT PORTFOLIO HOLDINGS. The subadviser is required to treat JHT portfolio holdings as confidential and to prohibit its employees from trading on such confidential information.